Exhibit 99.1

Cell-Seeded Synthetic Scaffold for Esophageal Regeneration

Sherif Soliman[1], Arthur McClelland[2], Matthew Marsh[1], Julie Laurent[1], Saverio LaFrancesca[1]
[1]Biostage, Inc., Holliston, MA
[2]Center for Nanoscale Systems, Harvard University, Cambridge, MA

Background

Esophageal diseases may require resection of the damaged portion. Current standard of care requires the replacement of the esophagus with stomach or the intestine.[1] Such procedures have high rates of mortality and morbidity and highly affect the quality of life of patients.[2] A tissue engineering approach that allows for the regeneration of esophageal tissues would have significant clinical application. In this study, we describe a bioengineered construct that is comprised of a synthetic scaffold laden with autologous cells that can be surgically implanted to guide regeneration of the esophagus.


Cellframe™ Technology

Materials and Methods

The tubular synthetic scaffold was created with electrospun polycarbonate based polyurethane. Post-treatment of scaffolds involved drying, plasma surface treatment, and sterilization. In our preclinical model, autologous adipose-derived mesenchymal stem cells were isolated, expanded, and seeded on the scaffold. Scaffolds were then incubated in a disposable bioreactor for 7 days at 37 °C to obtain an autologous combination construct. The 6 cm scaffold was implanted in big animal models in place of a 5 cm circumferential resection of the esophagus.



Results

❑ Scaffold Characterization

Based on SEM analysis, the scaffold featured an interconnected porous network as a result of the randomly oriented fibers. The microstructure characteristics were optimized by tuning the process parameters.


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The scaffolds physiochemical properties were evaluated to determine the residual solvent, temperature transitions, and water absorption.


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Results (Cont.)

The scaffolds viscoelastic properties were evaluated by Dynamic Mechanical Analysis. The tensile properties of scaffolds were determined after immersion in gastric simulant solution at different time points.


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Plasma treatment resulted in a significant increase in surface polar functional groups as shown by FTIR. The Raman data supports the presence of a wide variety of unsaturated hydrocarbon groups on the plasma treated surface. ToF-SIMS analysis shows distinct differences in signal intensities between the post-plasma samples and their control.


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XPS analysis shows that post-treated samples have higher oxygen, lower carbon, and marginally lower nitrogen content relative to their controls.



❑ Cell Characterization

The majority of isolated cells expressed surface markers associated with MSCs as detected by flow cytometry. The seeded scaffold dependably carried metabolically active cells that released bioactive molecules supportive of surgical repair and restoration of esophageal function


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Top-view SEM images of fixed cells on scaffold after 7 days of seeding shows the deposition of ECM like structure. AFM-IR analysis shows evidence of protein secretion at the cell-fiber interface.

Results (Cont.)


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Fiber
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IR Peak
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❑ In Vivo Characterization

In vivo trials resulted in tissue growth that were observed to reconstitute the esophagus with a high degree of continuity and integrity after circumferential full thickness surgical resection. Macroscopic observation of excised esophagus 2 month after implantation is shown below.


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Samples of tissue were excised to include the site of surgery, monitored by endoscopy, with adjacent distal and proximal tissue for histology. Epithelial regeneration is associated with less submucosal proliferation and mature vasculature as shown by histological analysis. Full mucosal regeneration on the inner lumen was observed within a span of 2.5 months post-implantation.


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Conclusion

We describe an innovative bioengineered construct that combines autologous cells with a synthetic scaffold for the treatment of patients with esophageal disease. The results demonstrate the feasibility of this approach to facilitate the regeneration of full thickness circumferential defects after esophageal resection as would be clinically required for esophageal malignancy.

References

1- U.S. National Library of Medicine. Esophagus Disorders: MedlinePlus. 2016.
2- P.C.Enzinger, R. J. Mayer. Esophageal Cancer. New Engl J Med 2003;349:2241-2252

CONTACT: Biostage Inc., 84 October Hill Rd, Holliston, MA 01746. Tel (774) 223-7300